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                                                                      EXHIBIT 4

GLENN R. CLARK & ASSOCIATES LIMITED
4098 Concession Road 5, R.R. #1    Tel: (905) 983-5137    Fax: (905) 983-9017
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June 10, 1996



Dakota Mining Corporation
410 17th Street, Suite 2450
Denver, CO  80202

Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dakota Mining Corporation (the "Company") covering 1,606,446 common shares of the Company of our report dated January 30, 1996 entitled "Golden Reward Mining Company L.P." which report is referred to in the December 31, 1995 annual report on Form 10-K of the Company.

Yours truly,

GLENN R. CLARK & ASSOCIATES LIMITED

/s/ Glenn R. Clark